- 1 - BROADRIDGE FINANCIAL SOLUTIONS, INC. INSIDER TRADING POLICY I. Insider Trading Policy Applicable to All Company Personnel Purpose and Scope of the Policy In the course of performing their duties, officers, directors and employees of Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) have access to Material Nonpublic Information (“MNPI”), as defined in Exhibit A, about Broadridge and its business, including information about other public companies with which Broadridge does or may do business or in which Broadridge invests or may invest. This information may affect such persons’ ability to purchase or sell securities of Broadridge or such other companies. Broadridge has adopted the following policy (the “Policy”) in order to prevent insider trading violations by officers, directors and all other employees of, or consultants or contractors to, or other related individuals of, the Company and its subsidiaries. The Policy also applies to “Related Persons” (as defined in Exhibit A), and others, in each case where such persons have or may have access to MNPI, whether such person is located in or outside the United States (all such individuals and Related Persons shall be referred to as “Insiders”). Federal securities laws prohibit trading on the basis of MNPI. Violators of insider trading laws are subject to potential imprisonment, criminal fines, civil penalties and civil enforcement. Broadridge takes seriously its obligation, and that of its Insiders, to prevent insider trading violations. In light of the severity of the possible sanctions, both to individuals and to the Company, Broadridge has established this Policy to assist all Insiders in complying with their obligations. Any violation of this Policy could subject the Insider who engages in violative conduct to disciplinary action, up to and including termination. This Policy is not intended to replace the individual responsibility to understand and comply with the legal prohibition on insider trading. The restrictions set forth in this Policy apply not only to MNPI for Company securities but also to MNPI for any other publicly- traded securities. Insider Trading Policy At a Glance Who is Covered? • Officers, directors and employees • External contractors and consultants • Related Persons of people listed above What is Prohibited? • purchasing, selling, or otherwise trading in securities while in possession of MNPI • providing MNPI to others outside the Company, including family, friends, anyone acting on your behalf, analysts, individual investors and members of EXHIBIT 19.1

- 2 - the investment community and news media • gifting the Company’s securities, while in possession of MNPI • engaging in any other action to take advantage of MNPI • participating in expert networks • hedging and pledging of Company securities This Policy is also applicable to all Material Nonpublic Information relating to any other company with publicly traded securities obtained in the course of employment by or association with Broadridge. If you are aware of MNPI, you must forego a transaction in Broadridge’s securities or the securities of another company even though: - the transaction was planned before learning of the MNPI (unless such transaction is pursuant to a compliant Rule 10b5-1 trading plan (as defined below)), - money or a potential profit may be lost by not completing the transaction, or - the transaction may be necessary or seem justifiable for independent reasons (including a need to raise money for a personal financial reason). Remember that anyone scrutinizing transactions will be doing so after the fact, with the benefit of hindsight. As a result, before engaging in any transaction, you should carefully consider how the transaction may be construed by enforcement authorities and others in hindsight. When Can I Trade? In general, you can only trade when you are not in possession of MNPI. Certain individuals, including the Company’s directors and executive officers, are required to limit their trades to open Window Periods, as defined in Exhibit A, and are required to receive clearance prior to trading, even during Window Periods. Where Can I Get More Information? Please read this Policy and if you have further questions, please reach out to tradingcompliance@broadridge.com. What if I Violate the Policy? Violating this Policy and insider trading laws can lead to severe consequences, including termination of employment, significant monetary penalties and even imprisonment. Restrictions on Insider Trading This section outlines restrictions on various forms of trading by Insiders while in possession of MNPI. Tipping Insiders may be liable for communicating or tipping MNPI to any third party (“Tippee”), not limited to just Related Persons. Further, insider trading violations are not limited to trading or tipping by Insiders. Persons other than Insiders also can be liable for insider trading, including Tippees who trade on MNPI tipped to them and individuals who trade on MNPI which has been misappropriated. Tippees inherit an Insider’s duties and are

- 3 - liable for trading on MNPI illegally tipped to them by an Insider. Similarly, just as Insiders are liable for the insider trading of their Tippees, Tippees who pass the information along to others who trade are also liable for insider trading. In other words, a Tippee’s liability for insider trading is no different from that of an Insider. Tippees can obtain MNPI by receiving overt tips from others or through, among other things, conversations at social, business or other gatherings. Trading in Securities This Policy relates not only to the Company’s common stock, but also to any publicly traded equity or debt securities that the Company or any of its subsidiaries may issue, as well as any derivative securities such as options, puts and calls and any other security that relates to, or derives its value by reference to, any securities issued by the Company or any of its subsidiaries. In addition, if you obtain MNPI concerning a supplier, a potential supplier or other company doing or contemplating doing business with the Company, you may be considered to be an insider of that company under securities laws and, therefore, you may not purchase, sell or otherwise trade such company’s securities or make trading recommendations to others. If you do, you may be subject to all the penalties for insider trading. Please remember - information that may not be material to the Company may be material to a supplier or other company.1 Restrictions on Options Trading, Short Sales and Certain Other Transactions You may not (i) purchase any financial instrument, including prepaid variable forward contracts, derivatives, equity swaps, put options, collars and exchange funds, or otherwise engage in a transaction that is designed to, or may reasonably be expected to, have the effect of, hedging or offsetting any decrease in the market value of Broadridge securities; (ii) engage in short sales of Broadridge securities (i.e., sales of securities that are not then owned), including a “sale against the box” (i.e., a sale with delayed delivery), or (iii) hold Broadridge securities in margin accounts or pledge Broadridge securities as collateral for a loan. Post-Termination Trading The rules prohibiting insider trading, and hence this Policy, continue to apply to transactions in Broadridge securities and securities of other publicly traded companies for which you have MNPI even after your employment or other services to Broadridge have terminated. When your employment or service relationship terminates, you may not trade in Broadridge securities or securities of other public companies with which Broadridge does or may do business or in which Broadridge invests or may invest for which you have MNPI until that information has become public or is no longer material. In addition, Covered Persons are prohibited from trading in Company securities until the 1 This Policy is in addition to the Company’s conflict of interest policies prohibiting or restricting employees’ investing in Broadridge’s suppliers, potential suppliers and business partners.

- 4 - commencement of the Window Period following the public release of earnings for the fiscal quarter in which the Covered Person’s employment with Broadridge terminates. Section 16 Individuals are subject to additional legal requirements, which may further restrict their trading activity for up to six months post-employment. Recommendations Regarding Company Securities Are Prohibited. Unless otherwise directed by the Company, you should never recommend that another person hold or trade the Company’s securities. Advising any person to trade in Broadridge securities could subject you, the person trading in securities and the Company to claims that their trades benefitted from MNPI. Participation in Expert Networks or Similar Consulting Arrangements is Prohibited. You are not permitted to provide information or services about the Company or its industry to “expert network firms” or similar consulting firms. These firms seek industry sources to arrange consultations with their clients, which can include private equity funds, hedge funds and other institutional investors that are considering investment in our industry. Expert network firms may seek to engage you as a consultant due to your knowledge of the Company, or your knowledge of our industry overall. Your provision of such consulting services creates the risk that you may use or disclose, deliberately or inadvertently, the Company’s confidential information or engage, or assist another party in engaging, in activities that are detrimental to or competitive with the Company. Such activity may also violate the federal securities laws. Accordingly, participation in such organizations is strictly prohibited. Confidentiality and Non-Disclosure of Broadridge Information Maintaining the confidentiality of Broadridge information is essential for competitive, security, and other business reasons, as well as to comply with securities laws. You should treat all information you learn about Broadridge or its business plans in connection with your employment as confidential and proprietary to Broadridge. Inadvertent disclosure of confidential information or nonpublic information may expose Broadridge and its employees to significant risk of investigation and litigation. The timing and nature of disclosure of material information to outsiders is subject to legal rules, the breach of which could result in substantial liability to employees, the Company, and its management. Accordingly, it is important that responses to inquiries about Broadridge by the press, investment analysts or others in the financial community be made on the Company’s behalf only through authorized individuals and consistent with Broadridge’s Regulation FD Policy and other policies. Individual Responsibility You have an individual responsibility to comply with this Policy. An Insider who is aware of MNPI is required to forego or defer a proposed transaction (even if planned prior to the time such person became aware of the MNPI), unless such proposed transaction is not made on the basis of MNPI (e.g., pursuant to a compliant Rule 10b5-1 trading plan). You must refrain from trading when in possession of MNPI even if you will suffer an economic loss

- 5 - or forego anticipated profit by waiting. Potential Sanctions A violation of this Policy may result in severe personnel action, up to and including termination of your employment or other relationship with the Company. Violations of either this Policy or the insider trading laws are extremely serious matters. The SEC, various stock exchanges, and other regulators monitor stock trading and routinely investigate suspicious activity. Violation of insider trading laws could result in civil or criminal penalties under applicable federal securities laws. The SEC and the Department of Justice vigorously pursue alleged violations of the insider trading laws, even in cases where the alleged illegal profit is very small. The sanctions for individuals who trade on MNPI (or tip information to others) include: • disgorgement of profit gained or loss avoided; • a civil penalty of up to three times the profit gained or loss avoided; • a criminal fine (no matter how small the profit) of up to $5 million for individuals; • a jail term of up to 20 years; and • a temporary or permanent bar from serving as an officer or director of any public company. II. Additional Requirements for Covered Persons Certain Company personnel, including executive officers and directors (defined below as the “Covered Persons”), are subject to additional requirements under this Policy. Covered Persons may not trade in Company securities unless the transaction is cleared in advance by the Company’s trading compliance team at tradingcompliance@broadridge.com. This pre-clearance requirement applies regardless of whether (i) a Covered Person possesses MNPI regarding the Company or its securities or (ii) the Covered Person’s trade occurs during a Window Period. Pre-Clearance of Transactions No Covered Persons may engage in any transaction (including purchases, sales, cashless exercises of options and the sale of Broadridge stock acquired pursuant to exercise of options) in Broadridge securities without first obtaining the approval of the Chief Legal Officer or the Corporate Secretary, or in their absence, the Chief Compliance Officer, as more fully described below. This includes pre-clearance of any movements of Broadridge securities into or out of your account in any discretionary employee benefit plan, such as

- 6 - the 401(k) Retirement and Savings Plan, as well as gifting any Company securities or implementing a Rule 10b5-1 Plan as defined below. Stock option exercises in which the entire exercise price is paid in cash need not be pre-cleared. However, any sale of stock acquired on exercise of options must be cleared, and, therefore, any so-called “cashless” exercise in which option shares are sold to generate proceeds to satisfy tax obligations on exercise of an option must be pre-cleared. A Covered Person must submit a written request in the form attached to this Policy as Exhibit B for pre-clearance to trade in the Company’s securities to tradingcompliance@broadridge.com at least two business days in advance of the proposed transaction. When requesting pre-clearance for a transaction, the Covered Person should include in the request (i) the transaction type, (ii) the number and type of securities he or she intends to trade, (iii) the intended transaction date, (iv) a confirmation that he or she has reviewed this Policy and (v) a confirmation that he or she is not aware of any MNPI about the Company or its securities. Approval or denial of the pre- clearance request will be provided to the Covered Person in writing. If a proposed transaction receives pre-clearance, the pre-cleared trade must be executed by the close of business on the second business day following receipt of pre-clearance unless (i) the Covered Person becomes aware of MNPI or (ii) the Company advises the Covered Person that the pre-clearance has been revoked prior to that time. Approval should be sought only during a Window Period when you are otherwise not in possession of MNPI. Window Periods for Covered Persons Covered Persons must confine their trading in Company securities to a Window Period. The Company’s Window Periods begin at market opening on the second business day after the public release by the Company of quarterly or annual earnings information and end on the close of business on the date that is business day six after the close of the second month of each quarter. For the avoidance of doubt, even in a Window Period, Covered Persons cannot trade Company securities if they possess MNPI. A Window Period may be closed by the Chief Legal Officer’s office at any time. Trading in Company securities during the Window Period should not be considered a “safe harbor,” and all Covered Persons should use good judgment at all times. In addition, the Company shall have the right to impose special blackout periods during which Covered Persons will be prohibited from buying, selling or otherwise effecting transactions in any stock or other securities of the Company or derivative securities thereof, even though the Window Period would otherwise be open (a “Special Blackout Period”). These restrictions on trading shall not apply to transactions made under a trading plan that has been adopted pursuant to Securities and Exchange Commission Rule 10b5-1

- 7 - (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10b5-1 Trading Plans To avoid liability for insider trading, Company executive officers and directors are strongly encouraged to rely upon the affirmative defenses established by Rule 10b5-1. Rule 10b5-1 may be available to an individual who purchases or sells a security under a binding contract, specific instruction or written plan that the person put into place before becoming aware of MNPI that is approved in writing by the Chief Legal Officer, or such proper officer(s) of the Company as may be designated by the Board of Directors (a “Rule 10b5-1 Plan”). The Company has selected Morgan Stanley as the preferred brokerage firm to assist individuals who want to establish Rule 10b5-1 Plans. To ensure that such arrangements comply with Rule 10b5-1, the Company requires that any Covered Person who wishes to establish a Rule 10b5-1 Plan: • enter into the required written contract, or adopt the required written plan, and, in either case, provide the required instructions during a Window Period and not in a Special Blackout Period or while in possession of MNPI; • provide written confirmation that he or she is not aware of any MNPI and is adopting the 10b5-1 Plan in good faith in the form attached to this Policy as Exhibit B; • obtain prior written approval from the Chief Legal Officer for the Rule 10b5-1 Plan in the form attached to this Policy as Exhibit B; • restrict the first trade under the Rule 10b5-1 Plan until the later of (1) 90 days after adoption of the Rule 10b5-1 Plan, or (2) two business days following disclosure of the Company’s financial results on Form 10-Q or Form 10-K for the fiscal quarter in which the Rule 10b5-1 Plan was adopted (in any case the maximum cooling-off period shall be 120 days); • restrict the use of multiple Rule 10b5-1 Plans to ensure no overlapping trade arrangements during the same period; • have no more than one single-trade plan during any consecutive 12-month period; • the Rule 10b5-1 Plan must either: (1) expressly specify the amount, price and date of trades; (2) provide a written formula or algorithm, or computer program, for determining amounts, prices and dates; or (3) give all discretion regarding the power to execute securities transactions pursuant to the plan to a third party who does not possess MNPI; and • for directors and executive officers subject to Section 16 of the Exchange Act (“Section 16”), report promptly to tradingcompliance@broadridge.com all transactions made pursuant to the Rule 10b5-1 Plan. The Company is required to disclose in its SEC filings the entry into or termination of a Rule 10b5-1 Plan by any of its executive officers or directors, including any amendments made thereto. Therefore, any amendment to or termination of an existing Rule 10b5-1 Plan must meet the requirements for the adoption of a new Rule 10b5-1 Plan set out above and/or

- 8 - receive written approval by the Chief Legal Officer, or such proper officer(s) of the Company as may be designated by the Board of Directors. For additional information about the requirements for Rule 10b5-1 Plans, please contact tradingcompliance@broadridge.com.

- 9 - Exhibit A Definitions “Covered Persons” are the Broadridge associates on the list maintained by the Legal Department and includes the individuals in the roles listed below: - Section 16 Individuals and Related Persons - members of the Company’s Executive Leadership Team - employees of the Investor Relations, Finance, Legal, Corporate Strategy and M&A departments of the Company who have access to MNPI in connection with their roles The Company’s Chief Legal Officer may designate additional “Covered Persons” from time to time. “Material Nonpublic Information” is defined as information that a reasonable investor would consider important in making an investment decision regarding the purchase or sale of the securities in question and that has not been previously disclosed to the general public or is otherwise not readily available to the general public. Either positive or negative information may be material. While it is not possible to define all categories of material information, examples of types of information that, depending on the significance, could be considered material are as follows: - Financial results - Known but unannounced or projected future earnings, profits or losses - Write-downs of assets or increases in reserves - News of a pending or proposed merger, acquisition or disposition - Impending bankruptcy or financial liquidity problems - Gain or loss of a significant client - Introduction of a significant new product or service - Stock splits or changes in dividend policy - Equity or debt offerings - Exposure due to actual or threatened litigation - Changes in debt ratings - Cybersecurity incidents, including breaches - Changes in senior management A “Related Person” includes any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, executive officer or other employee, and any person (other than a tenant or employee) sharing the household of such director, executive officer or other employee; partnerships in which an employee or director is a general partner; trusts of which an employee or director is a trustee; and estates of which an employee or director is an executor. Although a person’s relative may not be considered a Related Person (unless

- 10 - living in the same household), such person may be a Tippee for securities laws purposes. “Section 16 Individuals” are defined as the directors of the Company and the persons designated as “executive officers” of the Company from time to time by the Company’s Board of Directors. Stockholders who beneficially own more than 10% of Company Common Stock are also subject to Section 16 of the Securities Exchange Act of 1934 and, under certain circumstances, may elect to use the procedures set forth in this Policy. A “Tippee” is defined as a person to whom an Insider has disclosed Material Nonpublic Information regarding a company or to whom such Insider has made recommendations or expressed an opinion on trading in a Company’s securities based on such information. A “Window Period” is the period in any fiscal quarter commencing at market opening on the second business day after the public release by the Company of quarterly or annual earnings information for the prior fiscal quarter or year and ending on the close of business on the date that is six (6) business days after the close of the second month of each fiscal quarter. Miscellaneous: Section 16 Individuals are reminded of their SEC reporting obligations and possible liability for “short swing profits” for transactions in Broadridge securities. The trading prohibitions set forth in this Policy will be superseded by any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations. Any Insider who is uncertain whether other prohibitions or restrictions apply should consult the Chief Legal Officer or in their absence, the Corporate Secretary. If you have any questions on any of the provisions in this Policy or if you are unsure about any actual or potential actions which may trigger insider trading concerns, please contact the Chief Legal Officer or in their absence, the Corporate Secretary. Policy Amended and Approved by Broadridge’s Board of Directors on June 12, 2024.

Exhibit B BROADRIDGE SECURITIES TRADING APPROVAL FORM I request the ability to SELL PURCHASE, or TRANSFER shares of stock in Broadridge (the “Company”), through: Open market purchases and/or sales (including sales of vested equity compensation awards) A gift (including gifts of vested equity compensation awards) Implementation of a 10b5-1 trading plan In connection with this request to transact in Company securities, I certify that: I have read, understand and agree to comply with the Company’s Insider Trading Policy All purchases and sales of the Company’s securities will be made in compliance with the Company’s Insider Trading Policy I am not in possession of any material non-public information My request to transact in Company securities is in good faith My request to implement a 10b5-1 trading plan is in good faith Requestor: Today’s Date: Expected Trading Dates: Signature: Name: Approved By: